UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2014

Infinity Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-31141	33-0655706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Memorial Drive, Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 453-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On February 7, 2014, Infinity Pharmaceuticals, Inc. (the “Company”) received the notice required by Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974, as amended, and on February 10, 2014 provided a notice to the Company’s directors and executive officers informing them of a blackout period for the Infinity Pharmaceuticals, Inc. 401(k) Plan and Trust (the “Plan”). During the period expected to begin on March 14, 2014 and expected to end during the week of March 24, 2014 (the “Plan Blackout Period”), Plan participants will be unable to access their accounts to perform exchanges, make future investment elections, obtain a loan, obtain a distribution, or exercise rights otherwise available, including with respect to the Company stock fund. The blackout is required to transition to a new 401(k) Plan record keeper.

The notice was provided to directors and executive officers pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002, and Section 104 of Regulation BTR under the Securities Exchange Act of 1934, as amended informing them that each of them is prohibited from, directly or indirectly, trading in the Company’s securities acquired in connection with his or her service or employment as a director or executive officer. A copy of the notice is attached hereto as Exhibit 99.1 and incorporated herein by reference.

During the Plan Blackout Period and for a period of two years after the ending date of the Plan Blackout Period, stockholders or other interested parties may obtain, without charge, information about the actual beginning and ending dates of the Plan Blackout Period. The name, address and telephone number of the person designated by the Company to respond to inquiries about the Plan Blackout Period is:

Seth Tasker

Associate General Counsel

Infinity Pharmaceuticals, Inc.

780 Memorial Drive

Cambridge, Massachusetts 02139

617-453-1312

seth.tasker@infi.com

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibit is included in this report:

Exhibit No.	Description

99.1	Notice of 401(k) Plan Blackout Period

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY PHARMACEUTICALS, INC.

Date: February 10, 2014	By:	/s/ Lawrence E. Bloch, M.D., J.D.
Lawrence E. Bloch, M.D., J.D.
EVP, Chief Financial Officer and Chief Business Officer